                                                                    EXHIBIT 23.5

                                    CONSENT

     Pursuant to Rule 438 promulgated by the Securities and Exchange Commission, the undersigned hereby consents to being named as a person about to become a director of NBH, Inc. or Berkshire Hathaway in their Registration Statement on Form S-4 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and related Joint Proxy Statement/Prospectus relating to the proposed business combination with General Re Corporation incorporated by reference therein.


Dated:  December 14, 1998



                                          /s/ Ronald E. Ferguson
                                          -------------------------------
                                          Ronald E. Ferguson